UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street
San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On February 14, 2007, Thomas Weisel Partners Group, Inc. (the “Registrant”) issued a press release announcing financial results for its fourth quarter and fiscal year ended December 31, 2006. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information or exhibit in the future.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(c): On February 14, 2007, Stephen Buell was appointed as an executive officer of the Registrant with the title Director of Research. Mr. Buell, age 55, joined Thomas Weisel Partners in August of 2006. Mr. Buell began his Wall Street career as an analyst in 1983 after earning a PhD, Neuroscience and being awarded an NIH Post Doctoral fellowship at Johns Hopkins University and a Certificate of Business Administration at the Wharton School of the University of Pennsylvania. From 1983 to 1996, Mr. Buell worked as a Pharmaceutical and Biotech analyst at firms including Oppenheimer & Co., EF Hutton, Kidder Peabody and ING Barings Furman Selz. From 1996 to 2001, Mr. Buell held senior management positions at ING, including as Director of U.S. Research, Director of U.S. Equities and Global Director of Research. Mr. Buell also served as Global Director of Research at Prudential Equity Group prior to joining Thomas Weisel Partners.

(d): On February 14, 2007, the Board of Directors of Thomas Weisel Partners Group, Inc. voted to expand the size of the Board of Directors by two (from four to six) and elected Michael W. Brown and Matthew Barger to fill the two newly created vacancies. Committee assignments for Mr. Brown and Mr. Barger have not yet been made effective and will be announced in a subsequent filing.

 Mr. Barger, age 49, is currently a Senior Advisor to Hellman & Friedman LLC, a private equity firm. Mr. Barger joined Hellman & Friedman in 1984 and has held several positions during his tenure, including that of Managing General Partner. Prior to joining Hellman & Friedman, Mr. Barger was an Associate in the Corporate Finance Department of Lehman Brothers Kuhn Loeb. Mr. Barger is also a director of Mitchell International, Inc., a provider of data and software products and services to the automotive insurance and repair industries. He also serves as an Advisory Board member of Artisan Partners and of Mondrian Investment Partners, both investment advisory firms. Mr. Barger holds a bachelor’s degree from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Brown, age 60, was an officer of Microsoft Corporation from December 1989 through July 1997, serving as Vice President and Chief Financial Officer from August 1994 to July 1997, as Vice President - Finance from April 1993 to August 1994 and as Treasurer from January 1990 to April 1993. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown is also a Director of EMC Corporation, a provider of information management systems, software and services, and a Director of Administaff, Inc., a professional employer organization providing services such as payroll and benefits administration. Mr. Brown is also a Director of several private companies. Mr. Brown is a past Chairman of the Nasdaq Stock Market Board of Directors and a past governor of the National Association of Securities Dealers and is a member of the University of Washington Business School Advisory Board. Mr. Brown holds a Bachelor of Science in Economics from the University of Washington in Seattle.

Certain of our directors and officers and entities affiliated with our directors maintain brokerage accounts with us. In addition, companies that our directors are investors in, or are directors or officers of, from time to time engage in transactions with us, including, for example, to provide us with software and data services and staffing services and retaining us with respect to the provision of investment banking services.

Item 9.01     Financial Statements and Exhibits.

           (d) Exhibits.

           The following exhibit is furnished as part of this Current Report on Form 8-K:

           99.1       Press release of the Registrant dated February 14, 2007.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.
Date: February 14, 2007	By:	/s/ Robert K. West
		Name:	Robert K. West
		Title:	Chief Financial Officer

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EXHIBIT INDEX

99.1     Press release of Thomas Weisel Partners Group, Inc. dated February 14, 2007.

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